EXHIBIT 99.1
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                              FAB INDUSTRIES, INC.

 200 MADISON AVENUE * NEW YORK, N.Y. 10016 * (212) 592-2700 * FAX (212) 689-6929

             FOR IMMEDIATE RELEASE:              FAB INDUSTRIES, INC.
                               200 MADISON AVENUE
                              NEW YORK, N.Y. 10016

        FAB INDUSTRIES, INC. (ASE) ANNOUNCES POSSIBLE DELISTING FROM AMEX

NEW YORK, N.Y. - March 21, 2005 - Fab Industries, Inc. (the "Company"), announced that on March 15, 2005, it received a letter from The American Stock Exchange ("AMEX") that it is not in compliance with the continued listing standards as set forth in Section 1101 of the AMEX Company Guide as a result of the Company's failure to file its annual report on Form 10-K for the fiscal year ended November 27, 2004. AMEX further advised the Company that it would initiate proceedings to delist the Company's common stock from the AMEX on April 14, 2005, if the Company was not then in compliance with all AMEX continued listing standards or the AMEX determined that the Company had made reasonable demonstration of its ability to regain compliance with such listing standards. AMEX requested that the Company submit a plan by March 25, 2005, advising AMEX what action the Company will take to regain compliance with all AMEX continued listing standards

As previously disclosed, the Company's has not yet filed its annual report on Form 10-K for the fiscal year ended November 27, 2004, and the Company is therefore not in compliance with Section 1101 of the AMEX Company Guide. On February 28, 2005, the Company filed Form 12b-25 (Notification of Late Filing) with the Securities and Exchange Commission stating that it will not be able to timely file its annual report on Form 10-K for the fiscal year ended November 27, 2004. Due to the uncertainty as to whether the Company will be sold prior to May 30, 2005, the Company, upon the advice of, and after consultation with, its accountants, BDO Seidman, LLP, determined that it is more appropriate to present the Company's financial statements on a liquidation basis. As a result, the Company is required to determine the value of its assets on a liquidation basis and it is currently in the process of conducting the required appraisals. The Company is unable to predict when its financial statements will be completed on a liquidation basis and when its annual report on Form 10-K for the fiscal year ended November 27, 2004 will be filed.

         Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including, but not limited to, the following: whether a final offer to purchase the business as a going concern will be received in the future; the aggregate liquidating distribution(s) made to the stockholders; whether the Company's business will be sold as a going concern; overall economic and business conditions; our continuing ability to support the demand for our goods and services; competitive factors in the industries in which we compete; changes in government regulation; changes in tax requirements (including tax rate changes, new tax laws and revised tax interpretations); interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations; material contingencies provided for in a sale of our assets; de-listing of our common stock from the American Stock Exchange; our ability to retain key employees during any wind down period; and any litigation arising as a result of our plan to wind down our operations or sell the Company's business. Additional risks are discussed in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on form 10-K for the year ended November 29, 2003. These risks and uncertainties should be considered in evaluating any forward-looking statements contained in this press release.

                     WEBSITE: HTTP://WWW.FAB-INDUSTRIES.COM
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CONTACT INFORMATION:

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David Miller                                      James M. Dubin
Vice President - Chief Financial Officer          Partner
Fab Industries, Inc.                              Paul, Weiss, Rifkind, Wharton &Garrison LLP
(212) 592-2865                                    (212) 373-3026
david.miller@fab-industries.com                   jdubin@paulweiss.com
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